Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact: Lauren Dyke, lauren.dyke@ICF.com, +1.571.373.5577

ICF Names Energy and Infrastructure Expert to Board of Directors

Caroline Angoorly Brings Four Decades of Experience Shaping Corporate Growth Strategies

Reston, Va. (March 11, 2025) — ICF (NASDAQ:ICFI), a global consulting and digital services provider, announced today that it has named Caroline Angoorly to its board of directors. Angoorly brings deep expertise in the energy, power market, infrastructure, and environment sectors, as well as in developing business strategies that drive growth, profit and impact.

“As ICF continues to see momentum in our utility, commercial energy and infrastructure services, we are honored to welcome Caroline to our board,” said John Wasson, ICF Chair and CEO. “She brings deep expertise in these markets driving ICF’s growth, and she has a strong ability to shape profitable strategies, uncover new market opportunities, and identify the right moments for cross-sector collaboration. I’m confident her insights will help position ICF to capitalize on the fast-moving changes in the energy landscape.”

Angoorly is the founder and managing partner of GreenTao LLC, which helps businesses and governments develop, operate and finance large power, fuels and low-carbon infrastructure projects. Prior to that, she was the Chief Operating Officer of NY Green Bank where she was responsible for the nation’s largest and most profitable state-sponsored energy and sustainable infrastructure investment fund at $1 billion. Angoorly also served as the North American head of environmental markets for J.P. Morgan, the head of Northeast and Mid-Atlantic development for NRG Energy, and partner in the global project finance group at Milbank.

“I am honored to join the board of directors at ICF, a leader in energy innovation as well as grid and infrastructure modernization,” said Angoorly. “ICF’s long-standing commitment to tackling global energy challenges with innovative, market-driven approaches aligns with my passion for building reliable, sustainable energy solutions. I look forward to contributing to the company’s continued success and lasting impact.”

Angoorly’s appointment follows ICF’s strong 2024 performance in the commercial energy market as utility clients and others expand their use of the company’s demand side management, grid resilience, electrification, and flexible load management technologies and services.

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About ICF
ICF is a global consulting and technology services company with approximately 9,000 employees, but we are not your typical consultants. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

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